SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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Bluegreen Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4960 Conference Way North, Suite 100
Boca Raton, Florida 33431
Tel: (561) 912-8000 Fax: (561) 912-8100

April 11, 2003

To our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Bluegreen Corporation (the “Company”), which will be held at the Boca Raton Marriott Hotel, 5150 Town Center Circle, Boca Raton, Florida, on Thursday, May 29, 2003, at 3:00 p.m., local time.

     The accompanying Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting and contain certain information about the Company and its officers and Directors. Following the meeting we will also report on the operations of the Company. Directors and executive officers of the Company will be present to respond to any questions that you may have.

     Please sign, date and return the enclosed proxy card promptly. If you attend the meeting, and we sincerely hope you will, you may vote in person even if you have previously mailed a proxy card.

     Thank you for your attention and continued interest in our Company. We look forward to seeing you at the meeting.

Very truly yours,

George F. Donovan
President and Chief Executive Officer

“BLUEGREEN” and the “BLUEGREEN Logo” trademarks are registered in the U.S. Patent and Trademark Office.

BLUEGREEN CORPORATION
4960 Conference Way North, Suite 100
Boca Raton, Florida 33431

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 29, 2003

     The Annual Meeting of the Shareholders of Bluegreen® Corporation will be held at the Boca Raton Marriott Hotel, 5150 Town Center Circle, Boca Raton, Florida, on Thursday, May 29, 2003, at 3:00 p.m., local time, to consider and act on the following matters:

     (1) To elect three Directors;

     (2) To transact such other business as may properly come before the meeting or any adjournments thereof.

     The close of business on April 1, 2003, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

     THE PRESENCE OF A QUORUM IS IMPORTANT. THEREFORE, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY BY MAIL WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.

By order of the Board of Directors,

Randi S. Tompkins
Clerk
April 11, 2003

BLUEGREEN CORPORATION 4960 Conference Way North, Suite 100 Boca Raton, Florida 33431 (561) 912-8000

Annual Meeting of Shareholders

May 29, 2003

PROXY STATEMENT

Information Concerning Solicitation

     This Proxy Statement is being furnished to the holders of common stock, par value $.01 per share, (“Common Stock”) of Bluegreen® Corporation, a Massachusetts corporation (the “Company” or the “Corporation”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Boca Raton Marriott Hotel, 5150 Town Center Circle, Boca Raton, Florida, on Thursday, May 29, 2003, at 3:00 p.m., local time, and at any adjournment or postponement thereof. If the enclosed proxy is signed and returned and is not revoked, it will be voted at the Annual Meeting in accordance with the instructions of the shareholder(s) who execute it. If no instructions are given, the proxy will be voted FOR the election of the nominees for Director. Although the Board of Directors is unaware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy will vote the proxies in accordance with their best judgment on those matters. The proxy of any shareholder may be revoked by such shareholder in writing addressed to Randi S. Tompkins, the Clerk of the Company, at the above address or in person at any time before it is voted. Submission of a later dated proxy will revoke an earlier dated proxy.

     All costs of solicitation will be borne by the Company. The solicitation is to be principally conducted by mail and may be supplemented by telephone and personal contacts by Directors, executive officers and regular employees of the Company, without additional remuneration. Arrangements will be made with brokerage houses, banks and custodians, nominees and other fiduciaries to forward solicitation materials to the beneficial owners of shares held of record. The Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

     It is anticipated that this Proxy Statement, the accompanying notice and the enclosed proxy, together with the Company’s annual report to shareholders, will first be mailed to shareholders on or about April 11, 2003.

Record Date; Shareholders Entitled to Vote

     The Board of Directors has fixed the close of business on April 1, 2003 (the “Record Date”), as the date for determining the shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. The number of shares of Common Stock outstanding and entitled to vote on that date was 24,588,128, with each share being entitled to one vote. A majority of the issued and outstanding shares as of the Record Date will constitute a quorum for the transaction of business at the Annual Meeting.

     The affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of Directors.

     Each holder of record of Common Stock on the Record Date is entitled to cast one vote per share in person or by proxy at the Annual Meeting. Absent specific and timely instructions from the beneficial owner of such shares, brokers or nominees who hold the shares of record may vote such shares with respect to the election of Directors. If beneficial owners do not provide broker or nominee shareholders of record with voting instructions, the shares may constitute “broker non-votes.” Broker non-votes will have no effect on the outcome of the election of Directors. Shares as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of other matters before the Annual Meeting will be deemed represented for quorum purposes but will not be deemed to be voting on such matters and, therefore, will not be counted as negative votes as to such matters. Automatic Data Processing, Inc. Investor Communication Services will tabulate the votes, subject to the supervision of persons designated by the Board of Directors as inspectors.

Shareholder Proposals for Next Annual Meeting

     Proposals of shareholders of the Company intended to be presented at the 2004 Annual Meeting of Shareholders must be received by the Company not later than December 14, 2003, to be considered for inclusion in the Company’s proxy materials relating to the 2004 Annual Meeting and on or before February 26, 2004, for matters to be considered timely such that, pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company may not exercise its discretionary authority to vote on such matters at that meeting. Any such proposals should be sent to the Company at its principal office addressed to Randi S. Tompkins, Clerk of the Company. Other requirements for inclusion are set forth under Rule 14a-8 under the Exchange Act.

Proposal 1 - Election of Nominees for Director

     There are currently seven members of the Board of Directors. The By-Laws of the Company provide that the Directors are classified, with respect to the time for which they hold office, into three classes, as nearly equal in number as possible. Directors are elected for three-year terms. The term of office of the Directors in one of the classes expires each year, and their successors are elected at each annual meeting of shareholders for a term of three years and until their successors are duly elected. The term of J. Larry Rutherford expires at the Annual Meeting. In addition, the Board appointed Norman H. Becker and Arnold Sevell to serve as replacements for Ralph Foote and Richard Kelleher, respectively. Messrs. Foote and Kelleher resigned from the Board prior to the 2002 Annual Meeting of Shareholders. The Board has nominated Messrs. Becker, Rutherford and Sevell for election to the class, the term of which expires at the annual meeting in 2006.

     Unless contrary instructions are received, the enclosed proxy will be voted for the election of the three nominees listed herein. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NAMED NOMINEES. Messrs. Becker, Rutherford and Sevell are currently serving as Directors of the Company and have consented to serve, if elected, for the term described herein. Although the Board of Directors does not contemplate that any of the nominees will be unavailable for election, in the event that vacancies occur unexpectedly, the enclosed proxy, unless authority has been withheld as to such nominee, will be voted for such substituted nominees, if any, as may be designated by the Board. If elected, the nominees listed below will serve until the 2006 annual meeting (or special meeting in lieu thereof) and until their successors are duly elected and qualified.

     The principal occupations and business experience of the nominees for Director, and each Director whose term will continue following the Annual Meeting, for the preceding five years along with any directorships of other publicly owned or registered investment companies are as follows:

Nominees for Election for a Term of Three Years Expiring at the 2006 Annual Meeting

     Norman H. Becker became a Director of the Company in March 2003, as a Board-appointed replacement for Ralph Foote, who resigned from the Company’s Board of Directors in August 2002. Mr. Becker is currently, and has been for more than ten years, self-employed as a Certified Public Accountant. Prior thereto, Mr. Becker was a partner with Touche Ross & Co., the predecessor of Deloitte & Touche LLP, for a period in excess of ten years. Since 1997, Mr. Becker is also a director of Benihana, Inc. (“Benihana”). In addition, Mr. Becker is an officer and director of Ram Venture Holdings Corporation.

     J. Larry Rutherford was first elected to the Board of Directors in April 1997. Since September 1999, Mr. Rutherford has been the President and Chief Executive Officer of SouthStar Development Partners, Inc. (“SouthStar”), a real estate developer. From 1990 to 1999, he served as the President and Chief Executive Officer of Atlantic Gulf Communities Corporation (“Atlantic Gulf”), a publicly traded real estate development company.

     Arnold Sevell became a Director of the Company in October 2002, as a Board-appointed replacement for Richard Kelleher, who resigned from the Company’s Board of Directors in May 2002. For a period in excess of five years, Mr. Sevell has been the President of Sevell Realty Partners, Inc. (and its predecessor company), a full-service commercial real estate firm, and an affiliated company, Sevell Realty Holdings, Inc.

Directors Whose Term Expires at the 2004 Annual Meeting

     George F. Donovan joined the Company as a Director in 1991 and was appointed President and Chief Operating Officer in October 1993. He became Chief Executive Officer in December 1993. Mr. Donovan has served as an officer of a number of other recreational real estate corporations, including Leisure Management International, of which he was President from 1991 to 1993, and Fairfield Communities, Inc., of which he was President from April 1979 to December 1985.

     Alan B. Levan became a Director of the Company in April 2002, as a Board-appointed replacement for Michael J. Franco, who resigned from the Company’s Board of Directors in 2002. In May 2002, Mr. Levan was elected as the Company’s Chairman of the Board. For more than five years, Mr. Levan has been the Chairman of the Board, President and Chief Executive Officer of BankAtlantic Bancorp, Inc. (“BBC”) (NYSE: BBX), a publicly held financial services holding company principally engaged through its subsidiaries in commercial banking, investment banking and real estate development. Mr. Levan has also served as the Chairman of the Board, President and Chief Executive Officer of BFC Financial Corporation (“BFC”) or its predecessors since 1978. BFC is a publicly-held savings bank holding company whose principal asset is its interest in BBC.

Directors Whose Term Expires at the 2005 Annual Meeting

     John E. Abdo became a Director of the Company in April 2002, as a Board-appointee, and was first elected to the Board by the Company’s shareholders in August 2002. In May 2002, Mr. Abdo was elected by the Board as Vice Chairman of the Company’s Board. For more than five years, Mr. Abdo has been the Vice Chairman of BBC. Mr. Abdo has also served as the Vice Chairman of the Board of BFC for more than five years. Since 1999, Mr. Abdo has also held the position of President of Levitt Corporation (“Levitt”), a wholly-owned subsidiary of BBC. Levitt is principally engaged in the business of residential construction, real estate development and real estate investment. Mr. Abdo is also a director of Benihana.

     John Laguardia became a Director of the Company in 2000, as a Board-appointee, and was first elected to the Board by the Company’s shareholders in August 2002. Since 1999, he has been the President and Chief Operating Officer of ALH II, Inc., a holding company involved in the roll-up of regional homebuilders located in the southeastern United States. From 1997 through 1999, Mr. Laguardia served as the Executive Vice President and Chief Operating Officer of Atlantic Gulf. Mr. Laguardia was the President and Chief Executive Officer for American Heritage Homes from 1994 to 1997.

Director Emeritus

     Joseph C. Abeles, a private investor, served as a Director of the Company from 1987 through 2000. Mr. Abeles currently holds the honorary title of Director Emeritus and has no voting power on the Company’s Board of Directors.

Share Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding beneficial ownership of the Common Stock as of March 31, 2003, by (a) each Director, (b) each of the executive officers listed in the Summary Compensation Table below, (c) all current Directors and executive officers as a group and (d) all persons known to be the beneficial owners of more than five percent of the outstanding Common Stock. The amount of Common Stock held by executive officers includes nominal amounts held in the Company’s 401(k) plan. Unless otherwise noted, each shareholder has sole voting and investment power with respect to the shares of Common Stock listed.

Name	Age	Common Stock	Options Exercisable Within 60 Days	Shares of Common Stock Issuable Upon Conversion Of Debentures (1)	Total Shares Beneficially Owned	Percent Of Shares Outstanding (2)
John E. Abdo (3)	59	9,517,325	—	—	9,517,325	38.7%
Norman H. Becker	65	—	5,000	—	5,000	*
John F. Chiste	46	2,698	140,784	—	143,482	*
George F. Donovan	64	103,298	730,179	—	833,477	3.3%
Daniel C. Koscher	45	66,958	270,584	—	337,542	1.4%
John Laguardia	64	—	20,000	—	20,000	*
Alan B. Levan (3)	58	9,517,325	—	—	9,517,325	38.7%
John M. Maloney, Jr	41	3,004	10,000	—	13,004	*
J. Larry Rutherford	56	—	80,000	—	80,000	*
Mark T. Ryall	43	—	20,000	—	20,000	*
Arnold Sevell	55	—	5,000	—	5,000	*

All Directors and executive
officers as a group
(15 persons) (4)	—	9,706,635	1,366,547	—	11,073,182	42.7%

BankAtlantic Bancorp, Inc.
and Levitt Corporation
1750 East Sunrise Blvd
Ft. Lauderdale, FL 33304 (3)	—	9,517,325	—	—	9,517,325	38.7%

*	Less than 1%.

(1)	The conversion price of $8.24 per share (the conversion price on March 31, 2003) is used to determine the shares of Common Stock into which the Company’s 8.25% convertible subordinated debentures due 2012 (the “Debentures”) are convertible.

(2)	In accordance with the rules of the Securities and Exchange Commission (“SEC”), the denominator used to calculate the percent of shares outstanding includes shares issuable upon conversion of any Debentures held by the applicable stockholder or group and upon exercise of any options that are exercisable within 60 days and held by the applicable stockholder or group, plus 24,588,128 shares outstanding on March 31, 2003.

(3)	Based on the most recently Form 13D filed with the SEC as of March 31, 2003, BBC and its wholly-owned subsidiary, Levitt, owned 1,200,000 and 8,317,325 shares of the Company’s Common Stock, respectively. Messrs. Levan and Abdo may be deemed to control BBC and Levitt, as a result of their positions with those entities, and therefore the shares beneficially held by these entities may also be deemed to be beneficially owned by Messrs. Levan and Abdo.

(4)	Includes the 9,517,325 shares held by BBC and Levitt, that may be deemed beneficially owned by Messrs. Levan and Abdo.

Board of Directors and its Committees

     The Board of Directors of the Company held four meetings during the nine months ended December 31, 2002. Each Director attended at least 75% of the meetings of the Board of Directors and meetings of the committees of the Board on which he served.

     Messrs. Levan, Abdo and Donovan do not receive fees or retainers for serving as Directors or for serving on committees of the Board of Directors. During the nine months ended December 31, 2002, the Directors, other than Messrs. Levan, Abdo and Donovan, who served during the year received an annual retainer of $25,000 (paid in monthly increments of $2,083.33 for each month that the non-employee served as a Director), a $1,500 fee for each Board meeting attended and reimbursement of reasonable out-of-pocket travel expenses to attend meetings of the Board of Directors and its committees. Each Director, other than Messrs. Levan, Abdo and Donovan, who served as a chairman of a committee of the Board received an additional annual retainer of $1,500 (paid in monthly increments of $125 for each month that the individual served as a Director).

     Effective February 5, 2003, the Board of Directors approved a new compensation arrangement for the Directors. Under this new arrangement, Directors, other than Messrs. Levan and Abdo (who have waived their fees) and Donovan (who, as an employee, does not receive directors fees), will receive an annual retainer of $36,000, (paid in monthly increments of $3,000 for each month that the non-employee served as a Director) and reimbursement of reasonable out-of-pocket travel expenses to attend meetings of the Board of Directors and its committees. In addition, the Chairman of the Audit Committee (currently Mr. Laguardia) will receive an additional annual retainer of $7,000 (paid in quarterly increments of $1,750). Members of the Audit Committee (other than Mr. Laguardia) will receive additional annual retainers of $3,000 each (paid in quarterly increments of $750).

     Also effective February 5, 2003, all of the Company’s non-employee Directors, other than Messrs. Levan and Abdo, are entitled to receive a stock option covering 5,000 shares of Common Stock under the Company’s 1998 Non-Employee Directors Stock Option Plan on an annual basis at the beginning of each fiscal year at a date to be determined by the Board of Directors. The exercise price is equal to the closing market price of the Common Stock on the New York Stock Exchange on the date of grant. These options vest immediately upon grant and have a ten-year term.

Audit Committee

     During the nine months ended December 31, 2002, the Audit Committee consisted of Messrs. Laguardia (Chairman), Rutherford and Sevell. During the year ending December 31, 2003, Mr. Becker will also serve on the Audit Committee. Each member of the Audit Committee is considered to be an independent Director. The Audit Committee is governed by a written charter approved by the Board of Directors (see Appendix A).

Report of the Audit Committee

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence.

     The Committee discussed with the Company’s independent auditors the scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Committee met four times during the nine months ended December 31, 2002.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the Company’s audited consolidated financial statements be included in the Transitional Annual Report on Form 10-KT for the nine months ended December 31, 2002, for filing with the SEC.

     The Audit Committee has appointed the firm of Ernst & Young LLP (“E&Y”) as auditors for the fiscal year ending December 31, 2003, subject to such committee’s final approval of the scope of, and E&Y’s fees for, performing the audit for such fiscal year. E&Y and its predecessor, Arthur Young & Co., have served as the Company’s auditors since 1984. The Audit Committee has been informed that E&Y has no direct or indirect financial interest in the Company and has no other connection with the Company other than as independent auditors. Fees for last fiscal year were: audit services – $328,485; audit related services – $155,624; tax services – $8,400 and other services – $120,205. Other services include internal audit outsourcing and state tax consulting. The Audit Committee has considered the non-audit services provided to the Company by E&Y and determined that they are compatible with maintaining E&Y’s independence.

Audit Committee John Laguardia, Chairman J. Larry Rutherford Arnold Sevell

Nominating Committee

     The Nominating Committee, which met once during the nine months ended December 31, 2002, consists of Messrs. Levan (Chairman) and Donovan. The Nominating Committee is responsible for the selection of potential candidates for membership on the Board of Directors and the periodic review of compensation of Directors. The Nominating Committee will consider nominees recommended by shareholders. Recommendations for future election to the Board should be submitted in writing to: Nominating Committee, Bluegreen Corporation, 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431.

Special Committee

     In May 2002, a Special Committee consisting of Messrs. Laguardia (Chairman) and Rutherford was formed to consider a possible transaction with Levitt. The committee was terminated when a transaction was not pursued. Messrs. Laguardia and Rutherford received retainers of $30,000 and $20,000, respectively, for their service on the Special Committee.

Compensation Committee

     Messrs. Abdo (Chairman) and Rutherford serve on the Compensation Committee. The Compensation Committee met in March 2002 relative to executive compensation during the nine months ended December 31, 2002. The Committee: (a) monitors compensation arrangements for management employees for consistency with corporate objectives and shareholders’ interests, (b) approves incentive distributions and grants of stock options to officers, employees and independent contractors of the Company and its subsidiaries and (c) advises management on matters pertaining to management development and corporate organizational planning.

Compensation Committee Interlocks and Insider Participation

     Mr. Abdo is the Vice Chairman of BBC and the President of Levitt. BBC and Levitt, on a combined basis, beneficially owned approximately 38.7% of the outstanding Common Stock as of March 31, 2003.

Compensation Committee Report on Executive Compensation

General

     The Compensation Committee of the Board of Directors is composed of non-employee Directors of the Company and, as indicated above, the Compensation Committee’s duties include reviewing and making recommendations to the Board generally with respect to the compensation of the Company’s executive officers. The Board of Directors reviews these recommendations and approves all executive compensation action.

Compensation Principles

     The Company’s executive compensation program is designed to align compensation with the Company’s business strategy, values and management initiatives. The program:

•	Integrates compensation programs with the Company’s annual and long-term strategic planning and measurement processes.

•	Reinforces strategic performance objectives through the use of incentive compensation programs.

•	Rewards executives for long-term strategic management and the enhancement of shareholder value by delivering appropriate ownership interest in the Company.

•	Seeks to attract and retain quality talent, which is critical to both the short-term and long-term success of the Company.

     In March 1998, the Company entered into employment agreements with Messrs. Donovan, Chiste and Koscher. In December 2001, Messrs. Donovan and Chiste entered into new employment agreements with the Company. Mr. Koscher entered into a new employment agreement with the Company in May 2002. See “Employment Agreements” below for further details.

     The three components of the Company’s current compensation program for executive officers are: (i) base compensation, (ii) annual bonus plan and (iii) incentive stock options.

Base Compensation

     The Compensation Committee has evaluated and determined appropriate ranges of pay for all categories of management to facilitate a Company-wide systematic salary structure with appropriate internal alignment. In determining appropriate pay ranges, the Committee annually examines market compensation levels for executives who are currently employed in similar positions in public companies with comparable revenues, net income and market capitalization. This market information is used as a frame of reference for annual salary adjustments and starting salaries. The Compensation Committee determined to grant base salary increases ranging from 0% to 18% for the executive officers named in the “Summary Compensation Table” during the nine months ended December 31, 2002. This decision reflects the Committee’s consideration of the Company’s performance during the nine months ended December 31, 2002, as well as the Committee’s assessment that the executive officers’ base salaries after the current year increases, if applicable, were comparable to companies involved in similar operations and of similar size.

Annual Bonus Plan

     The objectives of the annual bonus plan are to motivate and reward the accomplishment of corporate annual objectives, reinforce strong performance with differentiation in individual awards based on contributions to business results and to provide a fully competitive compensation package with the objective of attracting, rewarding and retaining individuals of the highest quality. As a pay-for-performance plan, year-end cash bonus awards are paid upon the achievement of performance goals established for the fiscal year. Participants are measured on two performance components: (1) corporate financial performance (specific measurements are defined each year and threshold, target and maximum performance levels are established to reflect the Company’s objectives) and/or (2) key individual performance which contributes to critical results for the management position. A weighting is established for each component taking into account the relative importance of each based on each executive officer’s position. Appropriate performance objectives are established by the Compensation Committee for each fiscal year in support of the Company’s strategic plan.

Incentive Stock Options

     Stock options align the interests of employees and shareholders by providing value to the employee when the stock price increases. All options are granted at an exercise price of at least 100% of the fair market value of the Common Stock on the date of grant except incentive options issued to employees who own more than 10% of the Company’s Common Stock, in which case the option price may not be less than 110% of the market value of the Common Stock on the date of grant. No incentive stock options were granted during the nine months ended December 31, 2002. See “Option Grants in Last Fiscal Year”.

Internal Revenue Code Limits on Deductibility of Compensation

     Section 162(m) of the Interval Revenue Code, generally disallows an income tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Company has no executives whose salaries exceed this level and, accordingly, has not addressed what approach it will take with respect to Section 162(m), except to the extent the 1995 Stock Incentive Plan contains standard limits and provisions on awards which are extended to enable such awards to be exempt from the section 162(m) deduction limits.

     The Compensation Committee believes that it is generally in the Company’s best interest to attempt to structure performance-based compensation, including stock option grants or performance-based restricted stock or restricted stock unit awards and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements. However, the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, the Compensation Committee reserves the authority to approve nondeductible compensation in appropriate circumstances. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Compensation of Chief Executive Officer

     During the nine months ended December 31, 2002, the annualized base salary of George F. Donovan, President and Chief Executive Officer, was $500,000, reflecting an 11% increase from the year ended March 31, 2002. As detailed below in the “Summary Compensation Table,” Mr. Donovan was awarded an annual bonus of $570,313, but no stock options during the nine months ended December 31, 2002. Additionally, the Company purchased term life insurance for Mr. Donovan’s benefit, at a premium cost during the nine months ended December 31, 2002, of $42,606. This compares to the award of an annual bonus of $433,800, no stock options and life insurance for Mr. Donovan’s benefit, at a premium cost of $56,808 for fiscal 2002. (The increase in Mr. Donovan’s annual bonus was due to certain pre-determined strategic goals and financial performance objectives being achieved during the nine months ended December 31, 2002.) The Committee concluded that Mr. Donovan’s total compensation for the nine months ended December 31, 2002, was competitive and aligned in the mid-range of total compensation for other chief executives of publicly held companies in similar businesses and of similar size. Furthermore, the Committee believes that total compensation for the nine months ended December 31, 2002, reflects its confidence in Mr. Donovan’s ability to lead the Company in the implementation of the Company’s strategic plans, including the continued development and expansion of Bluegreen® Resorts. The Committee’s knowledge of Mr. Donovan’s successful background, including his prior service as the chief executive officer of another publicly held real estate company, together with its observations of Mr. Donovan’s performance during his tenure with the Company, served equally to assure the Committee of his ability to lead the Company as its chief executive.

Compensation Committee John E. Abdo, Chairman J. Larry Rutherford

Executive Compensation

Summary Compensation Table

     The following table sets forth compensation for the past three fiscal years for the Company’s Chief Executive Officer and the other four most highly compensated executive officers (the “Named Executive Officers”).

			Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Fiscal Year End (Mo/Yr)		Salary ($)	Bonus ($)(1)	Securities Underlying Options(#)(2)	All Other Compensation ($)(3)
George F. Donovan	12/2002	(5)	$375,000	$570,313	—	$66,324
President and Chief Executive	3/2002		$450,000	$433,800	—	$88,432
Officer	3/2001		$450,000	$—	—	$82,808

John F. Chiste	12/2002	(5)	$225,000	$273,938	—	$5,217
Senior Vice President,	3/2002		$255,000	$182,070	—	$6,956
Treasurer and Chief Financial	3/2001		$225,000	$50,000	—	$9,917
Officer

Daniel C. Koscher	12/2002	(5)	$206,250	$223,596	—	$4,496
Senior Vice President,	3/2002		$275,000	$363,303	—	$5,994
President - Bluegreen®	3/2001		$250,000	$200,000	—	$5,994
Communities

John M. Maloney, Jr. (4)	12/2002	(5)	$206,250	$152,474	—	$600
Senior Vice President,	3/2002		$229,166	$75,000	50,000	$82,743
President - Bluegreen Resorts	3/2001		$—	$—	—	$—

Mark T. Ryall (4)	12/2002	(5)	$142,500	$42,750	—	$—
Senior Vice President and	3/2002		$190,000	$81,000	—	$52,701
Chief Information Officer	3/2001		$76,154	—	50,000	$7,981

(1)	Amounts represent bonuses earned for each fiscal year and paid during the subsequent fiscal year, with the exception of the bonus amount for Mr. Maloney. Mr. Maloney was paid bonuses during the nine months ended December 31, 2002, totaling approximately $112,000 and was paid a bonus of approximately $40,000 earned during the nine months ended December 31, 2002, but paid during the subsequent fiscal year.

(2)	Figures represent stock options granted under the Company’s 1995 Stock Incentive Plan.

(3)	Other compensation for the nine months ended December 31, 2002, consists of dollar amounts of premiums paid on life insurance policies for the benefit of the Named Executive Officer (Mr. Donovan – $42,606; Mr. Chiste – $5,217 and Mr. Koscher – $4,496), forgiveness of debt to the Company (Mr. Donovan – $23,718) and reimbursement of relocation expenses (Mr. Maloney – $600).

(4)	Mr. Maloney became the Senior Vice President of Bluegreen Resorts in May 2001 and a Senior Vice President of the Company and the President of Bluegreen Resorts in May 2002. Mr. Ryall became the Company’s Chief Information Officer in October 2000.

(5)	Amounts are for the nine months ended December 31, 2002, the Company’s new fiscal year end.

Option Grants in Last Fiscal Year

     There were no stock options granted to any of the Named Executive Officers during the nine months ended December 31, 2002.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

     The following table sets forth information regarding the number of shares acquired and value realized upon the exercise of stock options during the nine months ended December 31, 2002, and the number and unrealized value of unexercised options, adjusted to give effect to any common stock dividends, held by each of the Named Executive Officers as of December 31, 2002. Unrealized values are computed by multiplying the number of shares by the amount by which the closing market price of the Common Stock on the New York Stock Exchange as of December 31, 2002, exceeds the exercise price.

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Year End (#) Exerciseable (E) vs. Unexerciseable (U)		Value of Unexercised In-the-Money Options at Fiscal Year End ($) Exerciseable (E) vs. Unexerciseable (U)
			716,184	E	$59,304	E
George F. Donovan	—	—	65,354	U	$—	U

			134,912	E	$22,800	E
John F. Chiste	—	—	26,228	U	$—	U

			261,884	E	$26,765	E
Daniel C. Koscher	23,849	$64,869	39,390	U	$—	U

			10,000	E	$12,200	E
John M. Maloney, Jr	—	—	40,000	U	$48,800	U

			10,000	E	$12,500	E
Mark T. Ryall	—	—	40,000	U	$50,000	U

Employment Agreements

     In March 1998, the Company entered into employment agreements with each of Messrs. Donovan, Chiste and Koscher. In December 2001, the Company entered into new employment agreements with Messrs. Donovan and Chiste. In May 2002, the Company entered into a new employment agreement with Mr. Koscher. The terms of the new employment agreements are for an initial one-year period, subject to automatic one-year extensions unless terminated by either the employee or the Company with 60 days notice. The employment agreements provide that the employees will receive a base salary (currently $500,000 for Mr. Donovan; $275,000 for Mr. Koscher and $300,000 for Mr. Chiste), subject to annual increases at the discretion of the Compensation Committee of the Board of Directors, and certain other benefits and will be eligible to receive a cash bonus as determined by the Board of Directors. Under the employment agreements, if the Company terminates any employee without cause, the Company will pay the employee his base salary for the 15 months (12 months with an additional lump-sum payment equal to one year’s salary in the case of Mr. Donovan) following such termination. A termination of the employee without cause shall be deemed to occur upon, among other things, a significant decrease of the employee’s position, duties or responsibilities, the failure by the Company to obtain the assumption of the employment agreement by any successor to the Company’s business, or the sale of all or substantially all of the business or assets of the Company or the Company’s liquidation. Upon any termination by the Company for cause (as defined in the employment agreements) or by the employee, the employee shall be entitled only to amounts then due to him. In the event the employee is disabled, the employee’s employment shall be terminated and the employee shall be entitled to receive his base salary for 12 months following such termination. Pursuant to his employment agreement, each employee agreed, for 15 months (12 months in the case of Mr. Donovan) following his termination, not to compete with the Company, disclose confidential information about the Company, or solicit the Company’s current or former employees.

Performance Graph

     The following graph assumes an investment of $100 on December 31, 1997, and thereafter compares the yearly percentage change in cumulative total return to shareholders of the Company with an industry peer group (consisting of MEGO Financial Corporation, Intrawest Corporation, ILX Resorts, Sunterra Corporation, and Silverleaf Resorts) (“Peer Group”) and a broad market index (the S&P 500). The graph shows performance on a total return (dividend reinvestment) basis. The graph lines connect fiscal year-end dates and do not reflect fluctuations between those dates.

Data Points in Performance Graph

	1997	1998	1999	2000	2001	2002
Bluegreen Corporation	$100.00	$172.86	$114.29	$35.71	$45.71	$80.23
S & P 500	$100.00	$128.58	$155.64	$141.47	$124.66	$97.11
Peer Group	$100.00	$68.25	$61.18	$42.54	$37.87	$26.61

Solicitation Material

     The Report of the Audit Committee, the Compensation Committee Report on Executive Compensation and the Performance Graph above shall not be deemed “soliciting material” or incorporated by reference into any of the Company’s filings with the SEC by implication or by any reference in any such filing to this Proxy Statement.

Certain Relationships and Other Transactions

     In connection with Mr. Donovan’s appointment as the Company’s Chief Executive Officer and his relocation, on November 15, 1993, the Board of Directors authorized a $130,000 loan which accrued interest at the prime lending rate through June 1, 1996. The loan has been interest-free from June 2, 1996, to date. Pursuant to Mr. Donovan’s March 1998 and December 2001 employment agreement, the $130,000 loan is being forgiven on a pro rata basis (20% per year) over a five-year period commencing April 1, 1998. In addition, during fiscal 2000, the Company advanced an $180,000 home equity loan to Mr. Donovan, which bears interest at the prime lending rate (which was 4.25% per annum at December 31, 2002). The outstanding balance on this loan plus all accrued interest as of July 1, 2002 became the balance of a new $125,045 promissory note between Mr. Donovan and the Company. Mr. Donovan is paying the balance of this new promissory note plus interest at the prime lending rate (adjusted annually) through payroll deductions over 60 months which commenced on August 1, 2002. The outstanding balance on this loan as of December 31, 2002, was approximately $116,000.

     Any existing loans to the Company’s officers and employees other than in the ordinary course of business have been approved by a majority of disinterested, non-management Directors. It is also the Company’s policy that any transaction with an employee, officer, Director or principal shareholder, or affiliate of any of them, involving in excess of $10,000 (other than in the ordinary course of the Company’s business) shall be approved by a majority vote of disinterested Directors, and any such transaction will be on terms no less favorable to the Company than those which could reasonably be obtained from an independent third party.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of its Common Stock to file reports with the SEC disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, the Company believes that, during the nine months ended December 31, 2002, all such filing requirements were complied with.

Householding

     As permitted by the Exchange Act, only one copy of this Proxy Statement and the accompanying Annual Report is being delivered to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies. Upon oral or written request, the Company will promptly deliver a separate copy of the Proxy Statement and the accompanying Annual Report to any shareholder residing at an address to which only one copy was mailed. Shareholders residing at the same address and currently receiving only one copy may contact the Company to request multiple copies in the future, and shareholders residing at the same address and currently receiving multiple copies may contact the Company to request a single copy in the future. All such requests should be sent to the Company at:

Bluegreen Corporation 4960 Conference Way North, Suite 100 Boca Raton, Florida 33431 Attention: Corporate Secretary

Other Matters

     As of the date of this Proxy Statement, the Board of Directors knows of no business to come before the meeting except as set forth above. If any other matters should properly come before the meeting, it is expected that the enclosed proxy will be voted on such matters in accordance with the best judgment of the proxies. Discretionary authority with respect to any such matters is conferred by the proxy.

By the order of the Board of Directors,

Randi S. Tompkins, Clerk
April 11, 2003

ANNUAL REPORT

     A COPY OF THE COMPANY’S 2002 ANNUAL REPORT, INCLUDING THE COMPANY’S TRANSITIONAL ANNUAL REPORT ON FORM 10-KT FOR THE NINE MONTHS ENDED DECEMBER 31, 2002, WHICH INCLUDES THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FILED WITH THE SEC IS BEING DELIVERED SIMULTANEOUSLY WITH THE PROXY STATEMENT TO SHAREHOLDERS OF THE COMPANY AS OF THE RECORD DATE. ADDITIONAL COPIES OF THE ANNUAL REPORT, AND COPIES OF THE COMPANY’S TRANSITIONAL ANNUAL REPORT ON FORM 10-KT FOR THE NINE MONTHS ENDED DECEMBER 31, 2002, AS FILED WITH THE SEC WILL BE PROVIDED WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, BLUEGREEN® CORPORATION, 4960 CONFERENCE WAY NORTH, SUITE 100, BOCA RATON, FLORIDA 33431.

Appendix A

BLUEGREEN CORPORATION
AUDIT COMMITTEE CHARTER

I.	COMMITTEE ROLE

The primary functions of the Audit Committee are:

(a)	to assist the Board of Directors in fulfilling its oversight of (i) the integrity of the financial statements and other financial information provided by the Corporation to any governmental body, investors or the public, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the auditor’s qualifications and independence, and (iv) the performance of the auditor and internal audit function, and

(b)	to prepare the report of the audit committee required by the Securities Exchange Act rules to be included in the Corporation’s annual proxy statement.

Consistent with these functions, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels.

The Audit Committee’s primary duties and responsibilities are to:

(a)	serve as an independent and objective party to monitor, review and assess the Corporation’s financial reporting process, internal control system and business risk management process,

(b)	review and appraise the audit efforts of the Corporation’s auditor and internal auditing department, and

(c)	provide an open avenue of communication among the auditor, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.	COMMITTEE MEMBERSHIP AND COMPOSITION

The Audit Committee shall be comprised of at least three and no more than six directors as determined by the Board of Directors. Each of the members shall be independent (as that term is defined in the applicable Securities Exchange Act and New York Stock Exchange rules), and the Board of Directors shall affirmatively determine that each member has no material relationship with the Corporation (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation). The basis for such determinations shall be disclosed in the Corporation’s annual proxy statement.

The members of the Audit Committee, except in their capacity as a director, a member of the Audit Committee or a member of another committee, (a) accept any consulting, advisory, or other compensatory fee from the Corporation or (b) be an affiliate of the Corporation.

Each member of the Audit Committee shall be financially literate (as such qualification is interpreted by the Board of Directors in its business judgment), or must become financially literate within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee (preferably the Chair) must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

Notwithstanding anything in this Charter to the contrary, it is the intent of the Corporation and its Board of Directors that the composition of the Audit Committee shall be in accordance with the applicable Securities Exchange Act and New York Stock Exchange rules (including without limitation any “grandfather” provisions) and composition of the Audit Committee in accordance with such rules shall be also deemed in compliance with this Charter.

The members of the Audit Committee shall be elected by the Board of Directors at the annual organizational meeting of the Board of Directors and shall serve until the next annual meeting or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board of Directors, the members of the Audit Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee shall meet at least annually (and throughout the year as appropriate) with management, the director of the internal auditing department and the representatives of the auditor in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chair should meet with the representatives of the auditor and management quarterly to review the Corporation’s financial statements consistent with Section IV below. The Audit Committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the Corporation.

Audit Committee meeting agendas shall be the responsibility of the committee Chair, with input from committee members. It is expected that the Chair would also ask for management and key committee advisors, and perhaps others, to participate in this process where appropriate.

The Audit Committee shall communicate committee expectations and the nature, timing, and extent of committee information needs to management, internal audit, and external parties, including representatives of the auditor. Wherever possible, written materials shall be received from management, the auditor, and others at least one week in advance of meeting dates.

The Audit Committee, through the Committee Chair, shall report regularly to the Board of Directors.

The Audit Committee, at least annually, shall review, discuss, and assess its own performance as well as the Audit Committee’s role and responsibilities, seeking input from senior management, the Board of Directors, and others. Changes in role and/or responsibilities, if any, shall be recommended to the Board of Directors for approval.

IV.	RESPONSIBILITIES AND DUTIES

Documents/Reports Review

The Audit Committee shall:

Review and reassess the adequacy of this Charter on an annual basis.

Review and discuss the Corporation’s annual audited financial statements, quarterly financial statements and any material reports or other financial information submitted to any governmental body, investors or the public, including ” Management’s Discussion and Analysis” and any certification, report, opinion, or review rendered by the auditor, with management and the auditor.

Review with financial management and the auditor each quarterly report on Form 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Discuss earnings press releases, and financial information and earnings guidance provided to analysts and rating agencies (this can be a general discussion of the types of information to be disclosed and the type of presentation to be made).

Review the regular internal reports to management prepared by the internal auditing department and management’s response.

With input from management and other key committee advisors, develop an annual plan responsive to the responsibilities and duties detailed in this Charter. The annual plan shall be reviewed and approved by the Board of Directors.

Auditor

The Corporation’s auditor shall be accountable to the Audit Committee. The Audit Committee shall have the sole authority and responsibility for selecting, retaining and replacing the Corporation’s auditor, evaluating the auditor’s independence and effectiveness and approving all engagement terms, fees and other compensation.

Prior to the auditor rendering any audit or permitted non-audit services to the Corporation, the Audit Committee shall be required to approve such service. The Audit Committee may authorize the Chair or one or more other members of the Audit Committee, acting individually, to approve such services. Any pre-approval granted by a member acting individually shall be reported to the Audit Committee at its next scheduled meeting.

The Audit Committee shall monitor compliance with the provisions of the Securities Exchange Act concerning (a) the rotation of the auditor’s lead audit partner and audit review partner and (b) the prior affiliation of the auditor and the Corporation’s chief executive officer, chief financial officer, chief accounting officer, controller or persons in an equivalent position. The Audit Committee shall set clear hiring policies for employees or former employees of the auditor.

The Audit Committee shall require that the auditor submit at least annually to the Audit Committee a formal written statement delineating all relationships between the auditor and the Corporation. The Audit Committee is responsible for actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may affect the independence of the auditor and for taking appropriate action in response to the auditor’s report to satisfy itself of the auditor’s independence.

The Audit Committee shall require that the auditor submit at least annually to the Audit Committee a formal written statement describing the auditor’s internal quality control procedures, any material issues raised by the most recent internal quality control review or peer review of the auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting an audit carried out by the auditor and any steps taken to deal with such issues.

The Audit Committee shall periodically meet with representatives of the auditor out of the presence of management about internal controls, the fullness and accuracy of the corporation’s financial statements and such other matters as the Audit Committee and the auditor shall deem appropriate.

Financial Reporting Processes

The Audit Committee shall:

In consultation with the auditor and the internal auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external.

Consider the auditor’s judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the auditor, management, or the internal auditing department.

Process Improvement

The Audit Committee shall:

Establish regular and separate systems of reporting to the Audit Committee by each of management, the auditor and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

In connection with the annual audit, receive the report of the auditor concerning (a) all critical accounting policies and practices to be used, (b) all alternate treatments of financial information discussed with management, ramifications of the use of such alternative treatments and the treatment preferred by the auditor and (c) other material written communications with management.

Following completion of the annual audit, review separately with each of management, the auditor and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and management’s response.

Review any significant disagreement among management and the auditor or the internal auditing department in connection with the preparation of the financial statements and management’s response.

Review with the auditor, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.

Ethical and Legal Compliance

The Audit Committee shall:

Establish, review and update periodically a Code of Ethical Conduct and confirm that management has established a system to monitor compliance with and enforce this Code.

Confirm that management has an appropriate review system in place to ensure that Corporation’s financial statements, reports and other financial information disseminated to governmental organizations, investors and the public satisfy legal requirements.

Review activities, organizational structure, and qualifications of the internal audit department.

Monitor, review and assess policies with respect to risk assessment and risk management.

Review, with the Corporation’s counsel, any legal matter that could have a material impact on the Corporation’s financial statements and inquire of the Corporation’s counsel, chief executive officer and general counsel as to reports of material violations of securities law, breaches of fiduciary duty or similar violation by the Corporation or any agent of the Corporation.

Review and assess any SEC inquiries and the results of any examinations by regulatory authorities in terms of important findings, recommendations and management’s response.

Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Other

The Audit Committee shall have the authority, without seeking approval of the Board of Directors, to obtain advice and assistance from outside legal, accounting or other advisors.

The Audit Committee shall perform any other activities consistent with this Charter, the Corporation’s Articles of Organization and By-laws, and governing law, as the Audit Committee or the Board of Directors deem necessary or appropriate.

V.	APPROVAL AND AMENDMENTS

This Charter was adopted and approved by the Board of Directors on April 13, 2000, was amended on August 23, 2002 and November 19, 2002 and may be further amended from time to time with the approval of the Board of Directors.

BLUEGREEN CORPORATION 4960 CONFERENCE WAY NORTH SUITE 100 BOCA RATON, FL 33431	VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Bluegreen Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BLUGR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BLUEGREEN CORPORATION
MANAGEMENT RECOMMENDS FOR ALL.
Vote On Directors		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee's number on the line below.
1.	To elect three Directors. Nominees: 01) Norman H. Becker, 02) J. Larry Rutherford and 03) Arnold Sevell	O	O	O

To transact such other business as may properly come before the meeting or any adjournments thereof.

The close of business on April 1, 2003, has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants or as community property, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

	Yes	No

Please indicate if you plan to attend this meeting	O	O

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

ADMISSION TICKET

2003 Annual Meeting of Shareholders

Thursday, May 29, 2003 at 3:00 p.m. at the

Boca Raton Marriott Hotel, 5150 Town Center Circle, Boca Raton, Florida

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. Each shareholder may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you submit your proxy by telephone or Internet, do not return your proxy card.
Thank you for your proxy submission.

BLUEGREEN CORPORATION
4960 CONFERENCE WAY NORTH, SUITE 100
BOCA RATON, FLORIDA 33431

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 29, 2003

The shareholder(s) hereby appoint(s) Randi S. Tompkins and Anthony M. Puleo, or either of them, as proxies and attorneys-in-fact, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Bluegreen Corporation that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 p.m., Eastern Time on Thursday, May 29, 2003, at the Boca Raton Marriott Hotel, 5150 Town Center Circle, Boca Raton, Florida, and any adjournment or postponement thereof.

     THE PRESENCE OF A QUORUM IS IMPORTANT. THEREFORE, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY BY MAIL WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON, BUT WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND THE MEETING.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE